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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   __________

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)      February 25, 2004
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                    Pennsylvania Real Estate Investment Trust
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               (Exact Name of Registrant as Specified in Charter)


        Pennsylvania                  1-6300                 23-6216339
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(State or Other Jurisdiction        (Commission            (IRS Employer
     of Incorporation)              File Number)         Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania  19102
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  (215) 875-0700
                                                    -------------------

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          (Former Name or Former Address, if Changed Since Last Report)


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Item 12. Results of Operations and Financial Condition.


         The following information, furnished under "Item 12. Results of Operations and Financial Condition," shall not be deemed "filed" for purposes of
Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

         On February 25, 2004, Pennsylvania Real Estate Investment Trust ("PREIT") included Quarterly Supplemental Disclosure for the quarter ended December 31, 2003 on its website at www.preit.com. A copy of the Quarterly Supplemental Disclosure is attached as Exhibit 99.1 to this report.

         Attached as Exhibit 99.2 to this report is a press release dated March 3, 2004, correcting certain information reported in PREIT's press release dated February 25, 2004 announcing its fourth quarter and year end results for 2003. The corrected figures are reflected in the attached Quarterly Supplemental Disclosure.

         Attached as Exhibit 99.3 to this report is a presentation of PREIT's methodology for allocating the purchase price of a property to tangible and intangible assets in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations."













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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



Date: March 3, 2004                 By: /s/ Bruce Goldman
                                       ---------------------------------------
                                       Bruce Goldman
                                       Executive Vice President-General
                                       Counsel and Assistant Secretary























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                                  Exhibit Index
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99.1     Quarterly Supplemental Disclosure (December 31, 2003).

99.2     Press Release, dated March 3, 2004.

99.3 Methodology for allocating the purchase price of a property to tangible and intangible assets.

















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